Exhibit 99.1
NEWS RELEASE

Contacts: Gregg Piontek Senior Vice President & Chief Financial Officer Newpark Resources, Inc. gpiontek@newpark.com 281-362-6800

FOR IMMEDIATE RELEASE
NEWPARK RESOURCES ADOPTS LIMITED DURATION STOCKHOLDER RIGHTS PLAN

THE WOODLANDS, TX – May 27, 2020 – Newpark Resources, Inc. (NYSE: NR) (“Newpark” or the “Company”) today announced that the Company’s Board of Directors has adopted a limited duration stockholder rights agreement (“Rights Plan”), which expires on May 1, 2021.
This action reflects a response to the significant decline in the market price of the Company’s common stock following the sharp decline in oil prices and its negative impact on the demand for our products and services, which has been exacerbated by the COVID-19 pandemic. The Board of Directors does not believe the current trading price of the Company’s common stock is reflective of the Company’s long-term value. The Rights Plan is designed to ensure that all of the Company’s stockholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against abusive tactics to gain control of the Company without paying all stockholders a premium for that control. The rights are intended to enable all of the Company’s stockholders to realize the long-term value of their investment in the Company. The Rights Plan will not prevent a takeover, but should encourage any party seeking to acquire the Company to negotiate with the Board prior to attempting a takeover.
In general, the stockholder rights will be exercisable only if a person or group acquires 10% (or 20% for certain passive investors) or more of the Company’s outstanding common stock (directly or indirectly through derivative instruments), and will be provided to all stockholders of record as of June 12, 2020. If the rights become exercisable, each right will entitle its holder (other than the person or group that triggered the rights) to purchase a number of Company common shares at a 50% discount. Alternatively, the Board may at that time exchange each right held by such holders for one share of common stock.
        A copy of the stockholder rights agreement will be contained in a Form 8-K to be filed with the Securities and Exchange Commission.
Newpark Resources, Inc. is a worldwide provider of value-added fluids and chemistry solutions in the oilfield, and engineered worksite and access solutions used in various commercial markets. For more information, visit our website at www.newpark.com.

Exhibit 99.1
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical facts are forward-looking statements. Words such as “will,” “may,” “could,” “would,” “should,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” and similar expressions are intended to identify these forward-looking statements but are not the exclusive means of identifying them. These statements are not guarantees that our expectations will prove to be correct and involve a number of risks, uncertainties, and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2019, and it’s Quarterly Report on Form 10-Q for the period ended March 31, 2020, as well as others, could cause actual plans or results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, risks related to the COVID-19 pandemic; the worldwide oil and natural gas industry; our customer concentration and reliance on the U.S. exploration and production market; our international operations; our ability to attract, retain and develop qualified leaders, key employees and skilled personnel; the availability of raw materials; our cost and continued availability of borrowed funds, including noncompliance with debt covenants; operating hazards present in the oil and natural gas industry and substantial liability claims, including catastrophic well incidents; our ability to execute our business strategy and make successful business acquisitions and capital investments; our market competition; our contracts that can be terminated or downsized by our customers without penalty; our product offering expansion; our compliance with environmental laws and regulations; our legal compliance; the inherent limitations of insurance coverage; income taxes; the potential impairments of goodwill and long-lived intangible assets; technological developments and intellectual property in our industry; severe weather, natural disasters, and seasonality; cybersecurity breaches or business system disruptions; and fluctuations in the market value of our publicly traded securities, including our ability to maintain compliance with the New York Stock Exchange’s continued listing requirements. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities laws. Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com. Certain financial and operating results included in this press release, including cash, debt and revenues, are based on estimated results.
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